As filed with the Securities and Exchange Commission on March 5, 1999

                                                   Registration  No.   333-
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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                       FIRST CASH FINANCIAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                 5932	                  75-2237318
         --------                 ----                      ----------
     (State or other        (Primary Standard            (I.R.S. Employer
      jurisdiction of     Industrial Classification    Identification Number)
     incorporation or          Code Number)
       organization)

690 E. Lamar Blvd., Suite 400         Copy to:               Phillip E. Powell
   Arlington, Texas 76011      Thomas C. Pritchard, Esq.	690 E. Lamar Blvd.,
       (817) 460-3947          Brewer & Pritchard, P.C.          Suite 400
  (Address, including zip       1111 Bagby, 24th Floor    Arlington, Texas 76011
code, and telephone number,     Houston, Texas 77002   (Name, address, including
   including area code,         Phone (713) 209-2950     zip code, phone number,
     of registrant's            Fax (713) 209-2921        including area code,
 principal executive offices)                             of agent for service)


                    FIRST CASH, INC. 1990 STOCK OPTION PLAN
          FIRST CASH FINANCIAL SERVICES, INC. 1999 STOCK OPTION PLAN
                          (Full Title of the Plans)


                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                         Proposed       Proposed
                                         Maximum        Maximum
    Title of                 Amount      Offering       Aggregate   Amount of
   Securities                To Be       Price Per      Offering   Registration
 To Be Registered          Registered    Share (1)      Price (1)      Fee

Common Stock Underlying
  Options                   1,433,750     $10.25      $14,695,938     $4,085
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices for the common stock, as reported by the Nasdaq Stock Market on March 4, 1999, or $10.25 per share.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

     The following documents filed by the company with the Commission are incorporated in this registration statement by reference:

     a) The company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

     b) The company's definitive proxy statement for the January 14, 1999 annual meeting.

     c) The Current Report on Form 8-K filed by the company on September 22, 1998 to report the purchase of Miraglia, Inc., along with the financial statements of Miraglia, Inc. for the ten months ended May 31, 1998.

     d) The Current Report on Form 8-K filed by the company on January 20, 1999 to report a change in the company's name from "First Cash, Inc." to "First Cash Financial Services, Inc."

     e) The Current Report on Form 8-K filed by the company on December 11, 1998 to report a change in the company's fiscal year end from July 31 to December 31.

     f) The company's registration statement on Form S-1 dated November 4, 1994.

     g) The company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998.

     h) The company's Transition Report on Form 10-Q for the two months ended December 31, 1998.

     i) The company's registration statement on Form S-3 dated January 22, 1999.

     All financial statements included in the above-referenced filings should be read in conjuction with this registration statement.

     All documents filed by the company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.

     The company will provide, without charge upon oral or written request, to each person to whom this registration statement is delivered, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents not specifically incorporated by reference above. In addition, a copy of the company's most recent annual report to stockholders will be promptly furnished, without charge and on oral or written request, to such persons. Requests for such documents should be directed to the company, 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011, attention: Rick L. Wessel.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Certain matters in connection with the issuance of shares exercised pursuant to the stock option plans by plan participants will be passed upon by Brewer & Pritchard, P.C., Houston, Texas. A shareholder of Brewer & Pritchard, P.C. owns 5,000 shares of common stock.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Article X of the Certificate of Incorporation of the company provides for indemnification of officers, directors, agents and employees of the company as follows:

(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required standards of conduct which make it permissible under law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Boards of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

     The foregoing discussion of the company's Certificate of Incorporation, and of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and Statutes, respectively.

Item 8. Exhibits
----------------

5.1(1)   Opinion of Brewer & Pritchard, P.C.
10.1(2)  First Cash, Inc. 1990 Stock Option Plan
10.2(3)  First Cash Financial Services, Inc. 1999 Stock Option Plan
23.1(1)  Consents of Deloitte & Touche LLP, PricewaterhouseCoopers LLP, and
           Tollefson & Clancey, independent public accountants.
23.2(1)  Consent of Brewer & Pritchard P.C. (contained in Exhibit 5.1)
----------------

(1)   Filed herein.
(2) Previously filed as Exhibit 10.3 to the registrant's Form S-18 (No. 33-37760-FW) filed with the Commission on November 13, 1990 and incorporated herein by reference.
(3) Previously filed as Exhibit 10.63 to the registrant's Form S-3 (No. 333-71077) filed with the Commission on January 22, 1999 and incorporated herein by reference.

Item 9. Undertakings
--------------------

   a) The undersigned registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

	 i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       ii) To reflect in the registration statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of registration statement filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii) To include any material information with respect to the plan of distribution nor previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (I) and (a)
           (1) (II) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by the reference in the registration statement;

     2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Texas, on March 5, 1999.

                     FIRST CASH FINANCIAL SERVICES, INC.
                     -----------------------------------

                                        /s/ PHILLIP E. POWELL
                              ------------------------------------------
                              Phillip E. Powell, Chief Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


               Signature                  Capacity              Date
               ---------                  --------              ----


     /s/ PHILLIP E. POWELL
  ---------------------------   Chairman of the Board and    March 5, 1999
         Phillip E. Powell       Chief Executive Officer


     /s/ RICK L. WESSEL
  ---------------------------   President, Chief Financial   March 5, 1999
         Rick L. Wessel          Officer, Secretary,
                                 Treasurer and Principal
                                 Accounting Officer


     /s/ JOE R. LOVE
  ---------------------------   Director                     March 5, 1999
         Joe R. Love


     /s/ RICHARD T. BURKE
  ---------------------------   Director                     March 5, 1999
         Richard T. Burke